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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997 (except Note 11, as to which the date is February 19, 1997 and the last paragraph of Note 9 as to which the date is November 25, 1997) with respect to the consolidated financial statements of ConQuest Telecommunication Services Corp. included in the Registration Statement (Form S-4) and related Prospectus of SmarTalk TeleServices, Inc. for the registration of 4,846,640 shares of its common stock.

                                        /s/ Ernst & Young LLP



Columbus, Ohio
November 25, 1997